EXHIBIT 32.02

Certification of Chief Financial Officer
Furnished Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Versant Corporation (the “Company”) on Form 10-K for the fiscal year ended October 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerry Wong, as Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the quarterly period covered by the Report.

/s/ Jerry Wong
Jerry Wong
Vice President, Finance and Chief Financial Officer
January 29, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.